UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

VANTAGEMED CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-29367	68-0383530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11060 White Rock Road, Suite 210, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 638-4744

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

As previously disclosed, VantageMed Corporation (the “Company”) entered into an Agreement and Plan of Merger, dated February 16, 2007, by and among Nightingale Informatix Corporation, a company existing under the laws of the Province of Ontario (“Parent”), Viper Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”).

On April 18, 2007, at a special meeting of stockholders of the Company, the Merger Agreement was adopted and the merger contemplated therein was approved by the holders of a majority of the outstanding shares of common stock of the Company.

On April 18, 2007, in accordance with the Merger Agreement and the Delaware General Corporate Law, Merger Sub merged with and into the Company (the “Merger”) effective at 3:00 p.m. Eastern Time on such date and each outstanding share of common stock of the Company at such time was converted into the right to receive $0.75 in cash, without interest, other than shares held in treasury, which were cancelled without payment thereon, and any dissenting shares. At the effective time of the Merger, the Company became a wholly-owned subsidiary of Parent. A copy of the press release issued by the Company on April 18, 2007, announcing the receipt of approval from the Company’s stockholders and the completion of the Merger is attached to this Current Report on Form 8-K and is incorporated herein.

The information contained in Item 5.02 below is incorporated herein by reference. The other information required by this Item 5.01 is contained in Item 3 of Parent’s Schedule 13D with respect to the Company filed with the Securities and Exchange Commission on February 26, 2007, and such information is incorporated herein by reference.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and as a result of the Merger, effective at 3:00 p.m. Eastern Time on April 18, 2007, the initial directors and officers of the Company became the directors and officers of Merger Sub, until their respective successors are duly elected or appointed and qualified. At such time, Sam Chebib became a director of the Company and its President and Chief Executive Officer and Nick Vaney became a director of the Company and its Chief Financial Officer and Secretary.

Mr. Chebib, age 46, has served as a member of the Board of Directors and President and Chief Executive Officer of Parent since April 2002. From April 2000 to September 2001, Mr. Chebib was President and Chief Operating Officer of MedcomSoft Inc., a public healthcare information company listed on the TSX.  From January 1996 to April 2000, Mr. Chebib was the General Manager of Energy Toromont, a division of Toromont Industries Ltd., a public company listed on the TSX.

Mr. Vaney, age 33, has served as Chief Financial Officer of Parent since November 2004. From April 2002 to October 2003, Mr. Vaney was an Associate, Merchant Banking, with VRG Capital, a division of The Vimy Ridge Group Ltd., where he was involved in the due diligence, investment and review of several private and public companies. From May 1997 to April 2002, and then again from October 2003 to November 2004, Mr. Vaney worked at Accenture Ltd., where he was a manager within their Strategy and Business Architecture practice.

The Company has not entered into an employment agreement with any of its new officers.

Prior to the actions taken on April 18, 2007, neither Mr. Chebib nor Mr. Vaney was a director of, or held any position with, the Company. Parent and Merger Sub have advised the Company that neither Mr. Chebib nor Mr. Vaney (i) has any familial relationship with any directors or executive officers of the Company, or (ii) has been involved in any transactions with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities Exchange Commission.

Item 8.01	Other Events.

As a result of the Merger, the Company’s common stock will be removed from quotation on the OTC Bulletin Board. The Company expects to file a Form 15 with the Securities and Exchange Commission on April 19, 2007 in order to deregister its common stock under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1

Schedule 13D of Nightingale Informatix Corporation filed with respect to VantageMed Corporation (incorporated by reference as originally filed with the Securities and Exchange Commission on February 26, 2007).

99.2	Press release dated April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGEMED CORPORATION

Date:	April 18, 2007	By:	/s/ Sam Chebib
		Name:	Sam Chebib
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1

Schedule 13D of Nightingale Informatix Corporation filed with respect to VantageMed Corporation (incorporated by reference as originally filed with the Securities and Exchange Commission on February 26, 2007).

99.2	Press release dated April 18, 2007.